                                                                   Exhibit 10.37

                              REAL ESTATE CONTRACT

     This Contract is entered into by and between DB-KS, LLC., a Kansas limited liability company ("Seller") and SERIES C, LLC, an Arizona limited liability company, or its nominee or assigns ("Buyer"). The "Effective Date" of this Contract is the last date upon which both Buyer and Seller have executed this Contract.

     1. Purchase and Sale. Seller hereby agrees to sell and convey and Buyer agrees to purchase the real property and all improvements to be constructed thereon consisting of a DAVID'S BRIDAL STORE building situated at 9310-9320 MARSHALL DRIVE, LENEXA, JOHNSON COUNTY, KANSAS, together with all and singular the rights and appurtenances pertaining to the property, and all right, title and interest of Seller in and to any equipment related to and attached to the building owned by Seller, and any parking, adjacent streets, easements, and rights of way (collectively the "Property"), and Seller's interest in that certain Lease Agreement ("Lease") with DAVID'S BRIDAL, INC. ("Tenant"), upon the terms and conditions set forth herein. The Property shall also include all of Seller's interest, to the extent transferable, in all permits and licenses, warranties (specifically including, without limitation, the general contractor's construction warranty with respect to construction of improvements at the Property and any warranty related to the roof of the building located at the Property), contractual rights and intangibles (including architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Property. The Property is legally described as follows:

     LOT 2, CROSSROADS OF LENEXA, A SUBDIVISION IN THE CITY OF LENEXA, JOHNSON COUNTY, KANSAS

     2. Purchase Price. The Purchase Price for the Property shall be $3,280,000.00, and shall be paid as follows:

          (a) Buyer agrees to deliver to and deposit with Chicago Title Insurance Company, 106 West 11th Street, Suite 1800, Kansas City, Missouri 64105, Attention: Bonnie Vestal (the "Escrow Holder") the amount of $50,000.00 as an earnest money deposit ("Deposit") within five (5) business days of the Effective Date. The Deposit shall be applied to the Purchase Price at Closing or delivered to the party entitled to receive it pursuant to the terms of this Contract. Buyer may instruct the Escrow Holder to deposit the Deposit in an interest bearing account and shall be entitled to all accumulated interest. The parties agree that Fidelity National Title Insurance Company, 40 N. Central Avenue, Suite 2850, Phoenix, Arizona 85004, Attention: Ms. Mary Garcia (the "Title Company") shall act as title company with respect to this transaction and that the Closing shall occur through Title Company.

          (b) The balance of the Purchase Price shall be paid in cash and delivered at Closing.

     3. Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer which shall survive the Closing:

          (a) Seller is a limited liability company in good standing under the laws of the State of Kansas, and the person executing this Contract on behalf of Seller is authorized to do so under the agreements governing the operation of Seller's business.

          (b) Seller is not a foreign person selling property as described in the Foreign Investment in Real Property Tax Act ("FIRPTA") and agrees to deliver an affidavit at Closing reflecting that Seller is not such a foreign person and provide Seller's tax identification number ("Tax Affidavit").

          (c) The improvements on the Property shall be completed in a good and workmanlike manner, lien free, in accordance with the requirements of the Lease and the requirements of governmental authorities.

          (d) To Seller's actual knowledge, no notice of violation has been issued to and received by Seller with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction.

          (e) To Seller's actual knowledge there are no suits or claims pending or threatened with respect to or in any manner affecting the Property, nor does Seller have actual knowledge of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller.

          (f) This transaction will not in any way violate any other agreements to which Seller is a party, and no consent of any third party is required in order for Seller to enter into this Contract and perform Seller's obligations hereunder.

          (g) Without conducting any independent inquiry or investigations, Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing.

          (h) To Seller's actual knowledge, there is not now, nor has there ever been, on or in the Property underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment. Seller hereby assigns to Buyer, effective as of Closing, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property (including Hazardous Materials released on the Property prior to Closing and continuing in existence on the Property at Closing.

          (i) Should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 3 after the Effective Date and prior to Closing, Seller will immediately notify Buyer of the same in writing.

          All representations made in this Contract by Seller shall survive the execution and delivery of this Contract and Closing for a period of six (6) months.

          Except as set forth above in this Section 3 and as otherwise specifically represented in this Contract, the Property shall be conveyed "AS-IS" and "WHERE-IS" AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR GUARANTIES, OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, ENFORCEABILITY, OR FITNESS OF THE PROPERTY OR THE LEASE.

     4. Seller's Documents. (a) Seller shall, as soon as possible and not later than FIFTEEN (15) days from the date this Contract is executed by Buyer, at Seller's expense, deliver to Buyer legible, accurate and complete copies of the following which are in Seller's possession (the "Delivery Items"): The Lease; a standard form ALTA Owner's Title Commitment ("Title Commitment") covering the Property and issued by the Title Company along with copies of all documents referred to as exceptions therein; any existing surveys and site plans of the Property; any environmental report; any existing soil reports in Seller's possession or control. After completion of construction, Seller agrees to deliver to Buyer the following: any engineering reports, architectural reports and reviews, construction drawings, final plans and specifications, and a certificate of occupancy.

     (b) Upon substantial completion of the improvements on the Property, Seller shall deliver to Buyer an ALTA as-built survey ("Survey") of the Property and improvements. The Survey shall by certified to Seller, Buyer and the Title Company, incorporate the Title Commitment and Buyer's survey requirements and form of certification attached hereto as EXHIBIT F and made a part hereof, and
(i) plat and identify all easements, boundaries, restrictions, set-backs, utilities, parking (but not the number of parking spaces), improvements, driveways, streets, rights of way, and curb cuts, (ii) show thereon a legal description of the Property, (iii) disclose whether the Property is in a flood plain, (iv) show the total square feet of the Property, and (v) provide recording information for all recorded documents, and (v) otherwise be in sufficient detail to allow Buyer to remove the standard exceptions for surveys in the title policy.

     5. The Lease. (a) Seller shall perform (i) all obligations of the Landlord under the Lease to be performed on or before the Closing, and (ii) all of Seller's Construction Obligations (hereinafter defined) to be performed before or after the Closing Date; and Seller shall indemnify and hold Buyer harmless from and against all costs, expenses, claims, demands and liabilities which (1) accrue or arise prior to the Closing Date under the Lease, and (2) accrue or arise at any time, before or after the Closing Date, from any failure to perform Seller's Construction Obligations. Buyer shall perform all obligations of the Landlord under the Lease to be performed after the Closing Date except Seller's Construction Obligations, and Buyer shall indemnify and hold Seller harmless from and against all costs, expenses, claims, demands and liabilities which accrue or arise after the Closing Date under the Lease except those which accrue or arise from any failure to perform Seller's Construction Obligations.

          (b) All obligations of the Landlord under the Lease relating to construction, completion and delivery to the Tenant of the building and all other improvements to be constructed by the Landlord under the Lease (collectively, the "Improvements") and delivery to Tenant of construction-related items are herein collectively called "Seller's Construction Obligations." Seller shall be solely responsible, at Seller's sole cost and expense, for performance and completion of Seller's Construction Obligations, whether performed or to be performed before or after the Closing Date. Seller covenants and agrees with Buyer that Seller will diligently and timely perform all of Seller's Construction Obligations and will pay all costs and expenses thereof.

          (c) As soon as possible after completion of the Improvements, Seller shall deliver to Buyer and the Title Company, final, unconditional lien waivers for all work and materials incorporated into the Improvements and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from the Title Policy (defined below).

          (d) Seller agrees to assign all construction warranties to Buyer.

     6. Title Insurance. Buyer shall deliver to Seller its written objections to any matters shown or indicated in the Title Commitment or the existing survey prior to expiration of the Due Diligence Period. Items identified in the Title Commitment or the Survey but not objected to in a timely manner shall be deemed "Permitted Exceptions" (defined hereafter). Seller shall have until Closing to remove all such defects or objections to Buyer's reasonable satisfaction. If the Title Commitment is amended to include new exceptions that are not set forth in a prior Title Commitment, Buyer shall have until the later of (i) the expiration of the Due Diligence Period, or (ii) the date SEVEN (7) DAYS after Buyer's receipt of the amended Title Commitment and copies of the documents identified in the new exceptions or new requirements, within which to deliver to Seller its written objections to any such new exceptions. Seller shall notify Buyer in writing within FIVE (5) DAYS after receiving Buyer's written objections if Seller does not intend to remove (or endorse over) any such objection. Seller's lack of response shall be deemed as Seller's refusal to remove the objectionable exceptions (or obtain title insurance endorsements over said objections, if acceptable to Buyer) prior to Closing. In the event Seller is unable or unwilling to cure or remove such objections to Buyer's reasonable satisfaction prior to or at Closing, Buyer may, at its option, terminate this Contract and receive a full refund of the Deposit or waive its objections and proceed to Closing. Effective as of the date and time of recording of the Deed, there shall be issued to Buyer by the Title Company an extended coverage ALTA Owner's Title Insurance Policy

(the "Title Policy") in the amount of the Purchase Price. The Title Policy shall insure good and marketable fee simple title to the Property. The Title Policy shall contain as exceptions to title only those matters approved or waived by Buyer ("Permitted Exceptions"). The costs and expenses of the standard coverage Title Policy shall be paid by Seller and Buyer shall be responsible for the additional cost of an extended coverage policy and for all endorsements.

     7. Due Diligence Period. In addition to Seller's performance of its obligations, including the delivery of all documents at Closing, Buyer's obligation to purchase the Property is subject to Buyer's satisfaction in its sole discretion with all inspections, the condition of the Property, the Lease, and any other matters pertaining to the Property (other than Seller's Construction Obligations), by no later than THIRTY (30) DAYS after the later of
(i) Buyer's receipt of the Delivery Items, and (ii) the Effective Date (the "Due Diligence Period"). In the event Buyer fails to deliver its written notice of acceptance of the Property at any time at or before 5:00 p.m. Phoenix, Arizona time on the last day of the Due Diligence Period, this Contract shall be deemed to be terminated and Buyer shall receive a return of its Deposit. In the event Buyer does notify Seller in writing of its acceptance of the Property prior to expiration of the Due Diligence Period, the Deposit shall be non-refundable, subject to Seller's performance of its obligations herein and except as otherwise specifically set forth in this Contract. In the event either party terminates this Contract pursuant to the rights under this Contract, Buyer shall return all Delivery Items to Seller.

     8. Additional Conditions Precedent. Buyer's obligation to purchase the Property and pay the Purchase Price is expressly conditioned upon (a) the Improvements being completed in accordance with all requirements of the Lease,
(b) Tenant accepting the Leased Premises, (c) Tenant paying its first month of base rent under the Lease, (d) no later than THIRTY (30) DAYS prior to Closing, Tenant executing and delivering to Seller and Buyer an estoppel certificate in form and substance reasonably acceptable to Buyer, naming Buyer (or its designee) and Wachovia Bank, National Association as addressees, and without identifying any remaining unfinished punch list items unless Seller agrees to escrow 125% of the estimated completion costs of such items and diligently completes same after Closing (the "Tenant Estoppel Certificate"); and (e) no later than FIVE (5) BUSINESS DAYS prior to Closing, Tenant executing and delivering to Seller and Buyer a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Tenant, for the benefit of Wachovia Bank, National Association.

     9. Closing. This Contract shall close on or before (a) THIRTY (30) DAYS after expiration of the Due Diligence Period, and (b) satisfaction of the conditions described in Section 8 above, or such earlier date as may be agreed upon by the parties ("Closing Date"). Buyer may extend the Closing Date an additional ten (10) days upon delivery of written notice to Seller and Title Company prior to the original Closing Date and by depositing an additional non-refundable $50,000.00 Deposit (which shall make the entire $100,000.00 non-refundable, subject to Seller's performance of its obligations). Seller agrees to provide Buyer with at least ten (10) days written notice of satisfaction of all conditions to Closing. The Closing shall occur in escrow at the Title Company. Seller and Buyer shall equally share all escrow fees and closing costs but Buyer shall be fully responsible for all fees and expenses in connection with its lender and recording the deed, and Seller shall be fully responsible for the costs of releasing all monetary liens, judgments, and other encumbrances that are to be released and of recording such releases. Each party shall be responsible for and shall pay for its own legal fees. At Closing:

          (a) Seller shall deliver to Buyer the following, and Buyer's obligations to perform under this Contract and to close escrow are expressly subject to delivery of same:

               (i) A Special Warranty Deed in the form attached hereto as Exhibit A (the "Deed"), duly executed and acknowledged by Seller, conveying fee simple title to Buyer free and clear of any lien, encumbrance or exception other than the matters of record, the Lease, unpaid taxes and assessments not yet due and payable, all matters visible upon physical inspection, and matters disclosed by an accurate survey. Seller shall not attach the Permitted Exceptions to the Deed nor warrant that the exceptions disclosed in the title commitment are the only matters of record.

               (ii) A Bill of Sale and Assignment in the form attached hereto as Exhibit B (the "Bill of Sale") acceptable to Buyer and Seller (but without recourse or warranty) duly executed and acknowledged by Seller, conveying to Buyer all personalty, permits and construction warranties, if any.

               (iii) An assignment of Seller's interest as landlord in and to the Lease in the form attached hereto as Exhibit C (the "Lease Assignment") duly executed and acknowledged by Seller.

               (iv) The Title Policy.

               (vi) Possession of the Property subject to the Tenant's rights under the Lease.

               (vi) The original Lease.

               (vii) Mechanic's lien and extended coverage affidavit of Seller.

               (viii) The FIRPTA Tax Affidavit.

               (ix) Notice letter to Tenant advising of the sale and authorizing rent to be paid to Buyer after Closing.

               (x) Copies of all completed construction drawings, building plans, architectural drawings, warranties, and relevant information pertaining to the Property in Seller's possession.

               (xi) The Tenant Estoppel Certificate.

               (xii) The delivery by Seller to Buyer at Closing of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Purchase Price.

               (xiii) The delivery by Seller to Buyer of the Certificate of Occupancy for the improvements located at the Property.

               (xiv) The delivery by Seller to Buyer of an architect's affidavit in the form attached hereto as Exhibit D.

               (xv) The delivery of the SEC Filing Information (as hereinafter defined) and the SEC Filings Letter (as hereinafter defined) by Seller to Buyer not less than FIVE (5) DAYS prior to Closing.

               If the foregoing conditions have not been satisfied by the specified date or Closing and such failure continues for five (5) days after written notice to Seller, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Title Company, to cancel this Contract, whereupon the Deposit shall be paid immediately by Title Company to Buyer and, except as otherwise provided in this Contract, neither of the parties shall have any further liability or obligation under this Contract.

          (b) Buyer shall deliver to Seller the following:

               (i) The consideration required pursuant to Section 2 above, in cash or by Buyer's certified or cashier's check in U.S. funds available immediately to Seller.

               (ii) The Lease Assignment, duly executed and acknowledged by Buyer.

     10. Entry on Property. Subject to the rights of Tenant, Buyer, its agents, employees, and representatives, are hereby granted the right to immediately enter on all or any portion of the Property for the purpose of making any structural, mechanical, engineering, geological, ecological, environmental, soil, surveying, or other inspections, tests, or work as Buyer, in its discretion, may deem necessary or appropriate. Buyer agrees to indemnify and hold Seller harmless for all liabilities, damages and claims arising out of injury to persons or property as a result of Buyer's inspection. Buyer's obligations hereunder shall survive termination and Closing of this Contract.

     11. Prorations and Taxes. Rental income, real property taxes, installments of current year special assessments, utility charges and other operating income or expenses shall be prorated to the Closing, based upon actual days involved. Seller shall be responsible for all taxes, installments of special assessments, and any other charges and shall receive all income accruing from the Property for any period prior to the date of Closing. Buyer shall be responsible for all taxes, installments of special assessments, and any other charges and shall receive all income accruing from the Property as of the date of Closing and for any period after the date of Closing. The parties agree to make a good faith and equitable allocation of all income and expenses and other charges addressed in the Lease at least ten (10) days prior to Closing, and such allocation shall be reflected on the closing statement to be agreed upon and signed by the parties at Closing. If after Closing, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 11 shall survive Closing except that no adjustment shall be made later than TWO (2) MONTHS after Closing unless prior to such date the party seeking the adjustment shall have delivered a written notice to the other party specifying the nature and basis for such claim. In the event that such claim is valid, the party against whom the claim is sought shall have TEN (10) DAYS in which to remit any adjustment due. If escrow fails to close because of Seller's default, Seller shall be liable for any cancellation charges of Title Company. If escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Title Company. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Title Company.

     12. Notices. All notices, deliveries or other communications required or permitted to be given hereunder shall be in writing and shall be faxed, hand delivered, mailed by registered or certified mail, postage prepaid, or sent by overnight delivery service, to the following addresses:

Seller: DB-KS, LLC              Buyer:   Series C, LLC
        128 S. Dellrose                  2555 E. Camelback Road, Suite 400
        Wichita, Kansas 67218            Phoenix, Arizona 85016
        Attn: Thomas W. Boyd             Attn: Legal Department
        Fax #: (316) 685-9898            Fax #: 602-778-8780

                                Copy to: Bennett Wheeler Lytle & Cartwright, PLC
                                         3838 N. Central Ave., Suite 1120
                                         Phoenix, Arizona 85012
                                         Attn: J. Craig Cartwright
                                         Fax #: 602-266-9119

     13. Brokers. The parties each represent and warrant to the other that no real estate broker, salesman or finder has been involved in this transaction except for JEFF BERG OF CB RICHARD ELLIS (Seller's broker). Seller shall be responsible for payment of the real estate commission at Closing pursuant to a separate agreement with the Seller's broker. If any other claim for brokerage fees in connection with this transaction is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto, such party shall indemnify, defend and hold harmless the other party hereunder from and against all liabilities, damages, claims, costs, fees and expenses whatsoever with respect to said claim for brokerage fees. THE PRINCIPALS OF SELLER ARE REAL ESTATE BROKERS LICENSED IN THE STATE OF KANSAS.

     14. Risk of Loss. As between Buyer (and its assigns) and Seller, all risk of loss shall be borne by Seller until the date of Closing. Seller agrees to give Buyer prompt written notice of any fire or other casualty affecting the Property between the date hereof and Closing or of any actual or threatened taking or condemnation of all or any portion of the Property. If prior to the Closing there shall occur any such damage, or actual or threatened taking or condemnation, then in any such event Buyer may at its option terminate this Contract by notice to Seller within TWENTY

(20) DAYS after Buyer has received the notice referred to above or at the Closing, whichever is earlier. If Buyer does not so elect to terminate this Contract, then the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to Buyer at the Closing all of Seller's interest in and to all insurance proceeds or condemnation award.

     15. Default and Remedies. If Seller defaults hereunder, Buyer may (a) terminate this Contract by written notice delivered to Seller at or prior to the Closing, whereupon the Deposit shall immediately be returned to Buyer, or (b) pursue an action for specific performance against Seller. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts which constitute a default herein, Buyer shall be entitled to pursue damages against Seller in an amount not to exceed $50,000. If Buyer defaults hereunder, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to terminate this Contract by notice to Buyer and retain Buyer's Deposit, it being agreed between Buyer and Seller that such sum shall be liquidated damages for a default of Buyer hereunder because of the difficulty, inconvenience, and the uncertainty of ascertaining actual damages for such default. If either Buyer or Seller obtains a judgment against the other party, reasonable attorney's fees incurred by the prevailing party, as fixed by the court, shall be included in such judgment and paid by the non-prevailing party.

     16. Exchange. Each party hereby consents to the other party including this transaction as part of a tax deferred exchange under Section 1031 of the Internal Revenue Code and agrees to reasonably cooperate with the other party, at no cost to the cooperating party, including the execution of any standard notices and consent forms required by law, provided such forms shall not, in the reasonable estimation of the non-exchanging party, expand or increase any obligations or liabilities of such non-exchanging party hereunder. The parties acknowledge and agree that assigning its rights to a third party intermediary for purposes of effecting the exchange shall not release such party of its obligations hereunder.

     17. Assignment. Buyer may assign its rights under this Contract to an affiliate of Buyer without seeking or obtaining Seller's consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Contract, including specifically, without limitation, all obligations concerning the Deposit. Buyer may also designate someone other than Buyer, as grantee and/or assignee, under the conveyance documents by providing written notice of such designation at least FIVE (5) DAYS prior to Closing. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

     18. Miscellaneous. This Contract shall be construed and governed in accordance with the laws of the State of Kansas. All the parties to this Contract have participated fully in the negotiation and preparation hereof; and accordingly, this Contract shall not be more strictly construed against any one of the parties hereto. In the event any term or provision of this Contract is determined by an appropriate judicial authority to be illegal or otherwise invalid, such provision shall be construed as such authority determines, and the remainder of this Contract shall be construed to be in full force and effect. In construing this Contract, the singular shall be held to include the plural, the plural shall be held to include the singular, the use of any gender shall be held to include every other and all genders, and captions and paragraph headings shall be disregarded. All exhibits attached hereto are incorporated in, and made a part of, this Contract. This Contract constitutes the entire understanding and agreement between the parties, and there are no understandings, agreements, representations or warranties except as specifically set forth herein. This Contract may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement such change would be sought. This Contract shall be binding upon the parties hereto and their respective successors and assigns. Time is of the essence of this Contract. All obligations hereunder which by their nature or by any provision of this Contract involve performance after the Closing Date, shall survive the Closing and delivery of the Deed. In the event Buyer assigns this Contract to another party, Buyer shall remain obligated to perform its obligations hereunder.

     19. SEC S-X 3-14 Audit. Seller acknowledges that Buyer may elect to assign all of its right, title and interest in and to this Contract to a publicly registered company ("Registered Company") promoted by Buyer. In the event Buyer's assignee under this Contract is a Registered Company, such Registered Company will be required to make certain filings with the U.S. Securities and Exchange Commission required under SEC Rule S-X 3-14 (the

"SEC Filings") that relate to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. To assist the Registered Company with the preparation of the SEC Filings, Seller agrees to provide Buyer with financial information regarding the Property for the Audited Year requested by Buyer and/or Buyer's auditors. Such information may include, but is not limited to, bank statements, operating statements, general ledgers, cash receipts schedules, invoices for expenses and capital improvements, insurance documentation, and accounts receivable aging related to the Property ("SEC Filing Information"). Seller shall deliver the SEC Filing Information requested by Buyer prior to the expiration of the Due Diligence Period, and Seller agrees to cooperate with Buyer and Buyer's auditors regarding any inquiries by Buyer or Buyer's auditors following receipt of such information, including delivery by Seller of an executed representation letter prior to Closing in form and substance requested by Buyer's auditors ("SEC Filings Letter"). A sample SEC Filings Letter is attached to the Purchase Contract as Exhibit E; however, Buyer's auditors may require additions and/or revisions to such letter following review of the SEC Filing Information provided by Seller. Seller consents to the disclosure of the SEC Filing Information in any SEC Filings by the Registered Company. Buyer shall reimburse Seller for Seller's reasonable costs associated with providing the SEC Filing Information. The provisions of this Section 19 shall survive the Closing for a period of one (1) year. Buyer shall be solely responsible for all reasonable costs incurred by Seller in preparing such documentation and shall provide Seller with adequate notice and opportunity to review and prepare such information and documentation, and shall provide Seller with reasonable assistance and counsel in preparing such documentation.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS CONTRACT ON THE DATE SHOWN BELOW. THIS CONTRACT MAY BE SIGNED IN MULTIPLE COUNTERPART ORIGINALS.

                                        DB-KS, LLC


                                        By /s/ Thomas W. Boyd
                                           -------------------------------------
                                           Thomas W. Boyd, Member

                                        Date: 10-11-05


                                        SERIES C, LLC


                                        By /s/ John M. Pons
                                           -------------------------------------
                                           John M. Pons, Authorized Officer

                                        Date: October 11, 2005

                     FIRST AMENDMENT TO REAL ESTATE CONTRACT

     This First Amendment to Real Estate Contract (this "Amendment") is effective as of the 25th day of October, 2005, by and between SERIES C, LLC, as Buyer, and DB-KS, LLC, as Seller, and provides as follows:

     WHEREAS, Buyer and Seller entered into that certain Real Estate Contract, effective as of October 11, 2005 (the "Agreement"), with respect to the improved property located at 9310-9320 MARSHALL DRIVE, LENEXA, JOHNSON COUNTY, KANSAS; and

     WHEREAS, Seller and Buyer desire to amend the Agreement to revise the Purchase Price of the Property and the definition of Closing. All capitalized terms used herein shall have the meaning given to them in the Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. The Purchase Price set forth in Section 2 of the Agreement is hereby revised from "$3,280,000.00" to "$3,270,000.00".

     2. The first sentence of Section 9 of the Agreement is hereby amended and restated as follows:

          "This Contract shall close on or before the later to occur of the following: (a) JANUARY 5, 2006, and (b) satisfaction of the conditions described in Section 8 above ("Closing Date")."

     3. Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

     4. This Amendment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

     5. The parties agree that this Amendment may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BUYER:                                  SERIES C, LLC


                                        By: /s/ John M. Pons
                                            ------------------------------------
                                            John M. Pons
                                        Its: Authorized Officer


SELLER:                                 DB-KS, LLC


                                        By: /s/ Thomas W. Boyd
                                            ------------------------------------
                                            Thomas W. Boyd, Member

                    SECOND AMENDMENT TO REAL ESTATE CONTRACT

     This Second Amendment to Real Estate Contract (this "Amendment") is effective as of the 16th day of November, 2005, by and between SERIES C, LLC, as Buyer, and DB-KS, LLC, as Seller, and provides as follows:

     WHEREAS, Buyer and Seller entered into that certain Real Estate Contract, effective as of October 11, 2005, as amended by that certain First Amendment to Real Estate Contract dated as of October 25, 2005 (the "Agreement"), with respect to the improved property located at 9310-9320 MARSHALL DRIVE, LENEXA, JOHNSON COUNTY, KANSAS; and

     WHEREAS, Seller and Buyer desire to amend the Agreement to revise the expiration date of the Due Diligence Period. All capitalized terms used herein shall have the meaning given to them in the Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. The first sentence of Section 7 of the Agreement is hereby amended and restated as follows:

          "In addition to Seller's performance of its obligations, including the delivery of all documents at Closing, Buyer's obligation to purchase the Property is subject to Buyer's satisfaction in its sole discretion with all inspections, the condition of the Property, the Lease, and any other matters pertaining to the Property (other than Seller's Construction Obligations), by no later than NOVEMBER 23, 2005 (the "Due Diligence Period")."

     2. Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

     3. This Amendment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

     4. The parties agree that this Amendment may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BUYER:                                  SERIES C, LLC


                                        By: /s/ John M. Pons
                                            ------------------------------------
                                            John M. Pons
                                        Its: Authorized Officer


SELLER:                                 DB-KS, LLC


                                        By: /s/ Thomas W. Boyd
                                            ------------------------------------
                                            Thomas W. Boyd, Member

                       ASSIGNMENT OF REAL ESTATE CONTRACT

                              DB-KS, LLC, AS SELLER
                                       AND
                             SERIES C, LLC, AS BUYER

     ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Real Estate Contract ("Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

     DATE OF AGREEMENT: October 11, 2005

     ORIGINAL BUYER:    Series C, LLC

     ASSIGNED TO:       Cole DB Lenexa KS, LLC

     PROPERTY ADDRESS:  9310-9320 Marshall Drive, Lenexa, Kansas

     ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

     ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

     Executed this 10th day of January, 2006.

ASSIGNOR:                               ASSIGNEE:

SERIES C, LLC,                          COLE DB LENEXA KS, LLC,

                                        By: COLE REIT ADVISORS II, LLC,
                                            its Manager


By: /s/ John M. Pons                    By: /s/ John M. Pons
    ---------------------------------       ------------------------------------
    John M. Pons                            John M. Pons
    Authorized Officer                      Senior Vice President